UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  June 30, 2005

GRAPHIC PACKAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067

(Address of principal executive offices)
(Zip Code)

(770) 644-3000

(Registrant’s telephone number, including area code)

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 30, 2005, Mr. Martin D. Walker retired from the Board of Directors of Graphic Packaging Corporation (the “Company”).  The Company’s Board of Directors expects to appoint a new Director to fill the vacancy caused by Mr. Walker’s retirement in the near future.

A press release announcing Mr. Walker’s retirement is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date: June 30, 2005	By:
Stephen A. Hellrung
Senior Vice President, General
Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release dated June 30, 2005 announcing the retirement of Martin D. Walker from the Board of Directors.